EXHIBIT 7


                                OPTION AGREEMENT


          OPTION AGREEMENT (this "Agreement") dated as of May 10, 2000 between DB Capital Investors, L.P. ("Optionee"), a Delaware limited partnership, and Zach Lonstein ("Lonstein"), an individual domiciled in the State of New York.


                              W I T N E S S E T H:



          WHEREAS, Optionee is a purchaser under that certain Securities Purchase Agreement (the "Purchase Agreement") dated as of April 7, 2000 by and among Computer Outsourcing Services, Inc. (the "Company") and certain purchasers set forth on Exhibit A attached thereto; and

          WHEREAS, Lonstein owns of record and beneficially 1,673,349 shares of the Common Stock, par value $.01 per share, of the Company ("Common Stock"); and

          WHEREAS, in order to induce Optionee to consummate the transactions contemplated by the Purchase Agreement, Lonstein has agreed to grant to Optionee the Option (as hereinafter defined) and the other rights provided herein.

          NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. Option.

          (a) Grant of Option. Lonstein hereby grants to Optionee an irrevocable option (the "Option") to purchase up to 375,000 shares of Common Stock (the "Option Shares") at a purchase price of $25.00 per share (as adjusted from time to time pursuant to the next sentence, the "Purchase Price"). If at any time the outstanding shares of the Company's capital stock are changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment or if a stock dividend thereon is declared with a record date prior to the termination of this Agreement, then the number of Option Shares subject to the Option and the per share consideration to be paid by Purchaser upon exercise of the Option shall be appropriately adjusted.

          (b) Exercise of Option. The Option may be exercised in whole or in part, at any time, or from time to time, during the period commencing on the date hereof and ending on May 10, 2007 (the "Exercise Period"); provided, that to the extent that the exercise of the Option requires notification to be made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Exercise Period shall be extended until that day which is the first to occur of (i) the thirtieth (30th) day following the expiration or termination of all applicable waiting periods under the HSR Act; (ii) the issuance, on any date after May 10, 2007, of a final, non-appealable determination by a court of competent jurisdiction prohibiting the exercise of the Option; or (iii) the determination by Optionee, on any date after May 10, 2007, that it will withdraw its Exercise Notice (as defined below) or withdraw or abandon any action contesting an unfavorable determination by the applicable authority under the HSR Act.

          (c) Exercise. Optionee shall exercise the Option by delivering a notice (the "Exercise Notice") to Lonstein specifying (i) the number of Option Shares with respect to which it intends to exercise the Option, and (ii) a date not less than three business days nor more than ten business days after the date on which the Exercise Notice is dated, on which the purchase and sale contemplated thereby is to be consummated (the "Option Closing Date"); provided, that, to the extent necessary, any Option Closing Date shall be automatically delayed until that date which is three business days after the termination or expiration of all applicable waiting periods under the HSR Act. No Exercise Notice shall be delivered after May 10, 2007. On the Option Closing Date, Lonstein will deliver to Optionee, at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York, a certificate or certificates representing the Option Shares being purchased. Optionee will purchase such Option Shares from Lonstein by delivering to Lonstein an amount equal to the then effective Purchase Price per share of Common Stock multiplied by the number of Option Shares to be purchased on the relevant Option Closing Date. The aggregate Purchase Price with respect to the purchased Option Shares shall be paid by certified or bank cheque delivered in the amount of the aggregate Purchase Price tendered to Lonstein at the Option closing; provided that upon notice to Optionee given not less than two business days prior to the Closing Date, Lonstein may require that the aggregate Purchase Price with respect to the purchased Option Shares be paid by wire transfer of immediately available funds to an account or accounts designated by Lonstein at least two business day prior to the Option Closing Date.

          (d) HSR Filing. Optionee and Lonstein agree to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice all required pre-merger notification and report forms and other documents and exhibits required to be filed under the HSR Act to permit the exercise of the Option and to cooperate with each other to obtain the early termination of all applicable waiting periods.

          2.  Representations  and  Warranties  of  Lonstein.   Lonstein  hereby
represents and warrants to Optionee as follows:

               (a) Ownership of Shares. Lonstein is the record and beneficial owner of the Option Shares. Lonstein has sole power of disposition, sole power of conversion and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all Option Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

               (b) Power;  Binding  Agreement.  Lonstein has the legal capacity, power and authority to enter into and perform all of his obligations under this Agreement. The execution, delivery and performance of this Agreement by Lonstein will not violate any other agreement to which Lonstein is a party including, without limitation, any voting agreement, stockholders agreement or voting trust. This Agreement constitutes a valid and binding agreement of Lonstein, enforceable against Lonstein in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which Lonstein is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by Lonstein of the transactions contemplated hereby.

               (c) No Conflict. No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by Lonstein and the consummation by Lonstein of the transactions contemplated hereby and none of the execution and delivery of this Agreement by Lonstein, the consummation by Lonstein of the transactions contemplated hereby or compliance by Lonstein with any of the provisions hereof shall result in a violation or breach of, or constitute (with or without notice of lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Lonstein is a party or by which such order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Lonstein or any of Lonstein's properties or assets.

               (d) No Finder's Fees. Except as disclosed in the Purchase Agreement, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Lonstein.

          (e) No Encumbrances. The Option Shares and the certificates representing such shares are now, and at all times during the term hereof will be, held by Lonstein, or by a nominee or custodian for the benefit of Lonstein, free and clear of all liens, claims, charges, security interests, options (other than the Option), rights, pledges, rights of first refusal or other adverse claims (as defined in the Uniform Commercial Code of the State of New York) or encumbrances whatsoever (collectively,
     "Encumbrances"), other than Encumbrances contained in that certain Stockholders' Agreement dated of even date herewith (the "Stockholders' Agreement") by and among the Company, DB Capital Investors, L.P., Sandler Capital Partners V, L.P., Sandler Internet Partners, L.P., Sandler Co-Investment Partners, L.P., certain Management Stockholders of the Company and certain Non-Management Stockholders of the Company.

               (f) Reliance by Optionee. Lonstein understands and acknowledges that Optionee is entering into the Purchase Agreement in reliance upon Lonstein's execution and delivery of this Agreement.

          3. Representations of Optionee. Optionee represents and warrants to Lonstein that: (i) Optionee is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (ii) the execution and delivery of this Agreement by such entity and the performance by it of its obligations hereunder have been duly authorized by all necessary corporate action on the part of such entity; and (iii) this Agreement constitutes the legal, valid and binding obligation of such entity enforceable against such entity in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally or by general principles, of equity.

          4. Covenants of Lonstein. Lonstein covenants and agrees that Lonstein shall (a) at all times during the Exercise Period hold, free and clear of all Encumbrances (other than Encumbrances contained in the Stockholders' Agreement) that number of shares necessary to satisfy its obligations under this Agreement and (b) upon delivery of the Option Shares, the Option Shares will be subject to no (i) voting trust or shareholders agreement, proxy or other voting agreement, arrangement or understanding or (ii) Encumbrance.

          5.  Further  Assurance  and  Adjustments.  Lonstein  shall,  upon  the reasonable request of Optionee, execute and deliver any additional documents necessary or desirable to effect any of the terms and provisions of this Agreement. If at any time the Option Shares are changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment of the Company's capital stock or if a stock dividend thereon is declared with a record date prior to the termination of this Agreement, then the number of Option Shares subject to this Agreement shall be appropriately adjusted.

          6. Specific Performance. The parties hereto agree that if for any reason Lonstein failed to perform any of Lonstein's obligations under this Agreement, Optionee would be irreparably damaged and money damages would not constitute an adequate remedy. Accordingly, Optionee shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of such obligations by Lonstein. This provision is without prejudice to any other rights Optionee may have against Lonstein for failure to perform any of Lonstein's obligations under this Agreement.

          7. Term. This Agreement shall commence on the date hereof and the Option shall end upon the later to occur of (x) 11:59 p.m. on May 10, 2007 or
(y) the termination of the Exercise Period.

          8. Binding Agreement. All authority and rights herein conferred or agreed to be conferred by Lonstein shall survive the death or incapacity of Lonstein. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successor and assigns.

          9. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be hand delivered, delivered by courier with receipt acknowledged or mailed first class, certified mail, with postage prepaid, as follows:

                  If to Parent or Optionee, to:

                           DB Capital Investors, L.P.
                           c/o DB Capital Partners, Inc.
                           130 Liberty Street
                           25th Floor
                           New York, New York  10006
                           Attention:  Tyler T. Zachem, Managing Director

                  With a copy to:

                           White & Case LLP
                           1155 Avenue of the Americas
                           New York, New York 10036
                           Attention:  S. Ward Atterbury, Esq.

                  If to Lonstein, to:

                           c/o Computer Outsourcing Solutions, Inc.
                           2 Christie Heights Street
                           Leonia, New Jersey  07605

                  With a copy to:

                           Robinson & Cole LLP
                           695 E. Main Street
                           Stamford, Connecticut  06904
                           Attention:  Richard Krantz, Esq.

          10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

          11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one instrument.

          12. Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby, unless the provisions held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

          13. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreement and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          14. Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the relevant parties.

          15. No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          16. Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.



          IN WITNESS WHEREOF, Optionee and Lonstein have caused this Agreement to be duly executed as of the day and year first written above.

                                  ZACH LONSTEIN

                                  /s/Zach Lonstein
                                  --------------------------

                                  DB CAPITAL INVESTORS, L.P.

                                     By:  DB Capital Partners, L.P., its
                                          General Partner


                                     By:  DB Capital Partners, Inc., its
                                          General Partner

                                     By:   /s/Frank Schiff
                                        ---------------------
                                        Name:  Frank Schiff
                                        Title: Managing Director